UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2009
ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 5.02. Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Information.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) On June 12, 2009, Endologix, Inc. (the “Company”) received a NASDAQ Staff Deficiency Letter (the “Letter”) from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, due to Edward B. Diethrich, M.D. no longer serving on the Board of Directors of the Company (the “Board”), the Company no longer complies with NASDAQ’s independent director requirement for continued listing set forth in NASDAQ Listing Rule 5605(b)(1). In accordance with Rule 5605(b)(1)(A) of the NASDAQ Listing Rules, the Company has until the earlier of the Company’s next annual meeting of stockholders or June 11, 2010 to regain compliance with the independent director requirement of the NASDAQ Listing Rules. The Company is in the process of evaluating candidates who are qualified to serve on the Board and intends to fill the vacancy on the Board as expeditiously as possible.
In accordance with NASDAQ Listing Rule 5810(b), the Company issued a press release on June 12, 2009 to announce that the Company had received the Letter. A copy of the press release is attached hereto as Exhibit 99.1.
Item 5.02. Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 11, 2008, the Board adopted, subject to stockholder approval, an amendment to the Company’s 2006 Employee Stock Purchase Plan (the “Plan”), which amendment was approved by the Company’s stockholders at the Company’s Annual Meeting held on June 11, 2009. The amendment to the Plan increased the authorized number of shares of the Company’s common stock purchasable under the Plan by 1,500,000 shares, or from 558,734 shares to 2,058,734 shares.
The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01. Other Information.
On June 12, 2009, the Board approved certain changes to the compensation package to be received by non-employee directors of the Board, which changes were effective as of the same date.
The Board approved the following changes to the annual compensation to be paid to the Company’s non-employee directors, other than the chairperson of the Board: (i) increase the annual retainer to be paid to non-employee directors from $6,000 to $20,000, and (ii) decrease the number of options to purchase shares of the Company’s common stock to be granted annually to non-employee directors from 40,000 to 25,000. The Board also approved an increase of the annual retainer paid to the chairperson of the Board from $25,000 to $30,000. The chairperson will continue to receive an additional annual option grant of 10,000 shares.
No changes were made to the number of options to purchase shares of the Company’s common stock to be granted to non-employee directors upon their initial election or appointment to the Board. Previously, each non-employee director received options to purchase 50,000 shares of the Company’s common stock upon his or her initial election or appointment to the Board.
The Board also approved the following changes to the compensation to be paid to members of the various committees of the Board: (i) increase the additional annual retainer to be paid to the chairperson of the Audit Committee from $6,000 to $10,000; (ii) increase the additional annual retainer to be paid to the chairperson of the Compensation Committee from $4,000 to $5,000; (iii) introduce an additional annual retainer of $5,000 to be paid to the chairperson of the Nominating and Governance Committee; and (iv) eliminate the additional meeting fee of $500 paid to the chairperson of the Audit Committee.
The Board also approved the following changes to the per meeting fees to be paid to non-employee directors: (i) change the per meeting fee to $1,500 regardless of whether a non-employee director attends such meeting in-person or telephonically; and (ii) to increase the amount of fees to be paid to non-employee directors attendance (in-person or telephonically) of meetings of the committees of the Board from $500 to $1,000.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

10.1	2006 Employee Stock Purchase Plan, as amended through June 11, 2009.

99.1	Press release dated June 12, 2009 regarding receipt of the NASDAQ Staff Deficiency Letter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.
June 17, 2009	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	2006 Employee Stock Purchase Plan, as amended through June 11, 2009.

99.1	Press release dated June 12, 2009 regarding receipt of the NASDAQ Staff Deficiency Letter.